EXHIBIT 21.1
LIST OF SUBSIDIARIES OF PRIMO WATER CORPORATION

	Name of Subsidiary	Jurisdiction of Incorporation or Organization	Direct or Indirect Percentage of Ownership
1	Aimia Foods Limited	United Kingdom	100%
2	Aquaterra Corporation	Canada	100%
3	Bibo Limited	United Kingdom	10%
4	Café Espresso Italia Ltd	Israel	100%
5	Carbon Luxembourg S.à r.l	Luxembourg	100%
6	Chateau d'Eau SAS	France	100%
7	Chateaud’eau Sarl	Luxembourg	100%
8	Clearwater Kereskedelmi és Szolgáltató Korlátolt Felelősségű Társaság	Hungary	100%
9	Cott Beverages Luxembourg S.à r.l.	Luxembourg	100%
10	Cott (Barbados) IBC Ltd.	Barbados	100%
11	Cott Cayman	Cayman Islands	100%
12	Cott Retail Brands Limited	United Kingdom	100%
13	Cott Switzerland GmbH	Switzerland	100%
14	Decantae Mineral Water Limited	United Kingdom	100%
15	Dispensing Coffee Club (IAI-2003) Ltd	Israel	100%
16	DS Services of America, Inc.	Delaware	100%
17	Eden Centro Especial De Empleo S.L.U.	Spain	100%
18	Eden Springs (Denmark) AS	Denmark	100%
19	Eden Springs (Deutschland) GmbH	Germany	100%
20	Eden Springs (Norway) AS	Norway	100%
21	Eden Springs (Sweden) AB	Sweden	100%
22	Eden Springs (Switzerland) SA	Switzerland	100%
23	Eden Springs Espana S.A.U	Spain	100%
24	Eden Springs Estonia OÜ	Estonia	100%
25	Eden Springs i Porla Brunn AB	Sweden	100%
26	Eden Springs International S.A.	Switzerland	100%
27	Eden Springs Latvia SIA	Latvia	100%
28	Eden Springs Limited Liability Company	Russia	100%
29	Eden Springs Netherlands B.V.	Netherlands	100%
30	Eden Springs OY Finland	Finland	100%
31	Eden Springs Portugal S.A.	Portugal	100%
32	Eden Springs Scandinavia AB	Sweden	100%
33	Eden Springs sp. z o.o.	Poland	100%
34	Eden Springs UK Limited	United Kingdom	100%
35	Eden Water and Coffee Deutschland GmbH	Germany	100%
36	Entrepure Industries LLC	Colorado	100%
37	Fairview HK Ltd.	Hong Kong	100%
38	Fonthill Waters Limited	United Kingdom	100%
39	Garraways Ltd	United Kingdom	100%

40	GW Services, LLC	California	100%
41	Hydropure Distribution Ltd	United Kingdom	100%
42	John Farrer & Company (Kendal) Limited	United Kingdom	100%
43	Kafevend Group Limited	United Kingdom	100%
44	Kafevend Holdings Limited	United Kingdom	100%
45	Mey Eden Ltd	Israel	100%
46	Nowa Woda Sp. Zo o.	Poland	100%
47	Old WCS (Bottlers) Limited	United Kingdom	100%
48	Pauza Coffee Services Ltd	Israel	100%
49	Primo Customer Care, LLC	Delaware	100%
50	Primo European Central Services SL	Spain	100%
51	Primo Products, LLC	North Carolina	100%
52	Primo Refill, LLC	North Carolina	100%
53	Primo Water Europe S.L.U.	Spain	100%
54	Primo Water Holdings Inc.	Delaware	100%
55	Primo Water Holdings UK Limited	United Kingdom	100%
56	Pure Choice Watercoolers Ltd	United Kingdom	100%
57	SEMD, Société des eaux minérales de Dorénaz SA	Switzerland	100%
58	SIA << OCS Services >>	Latvia	100%
59	Sip-Well NV	Belgium	100%
60	Tea UK Limited	United Kingdom	100%
61	The Interesting Drinks Company Limited	United Kingdom	74%
62	The Shakespeare Coffee Company Ltd	United Kingdom	100%
63	TWS Bidco 1 Limited	United Kingdom	100%
64	UAB Eden Springs Lietuva	Lithuania	100%
65	Wax Water Limited	United Kingdom	34.5%
66	Water Coolers (Scotland) Limited	United Kingdom	100%